EXTENSION AGREEMENT

THIS  AGREEMENT  is effective as of May 31, 2011 (the “Effective Date”).

AMONG:

GEOXPLOR CORP., a corporation incorporated under the laws of Nevada and having an office at 3655 West Anthem Way, Anthem, Arizona, 85086

("GeoXplor")

AND:

FIRST LIBERTY POWER CORP., a corporation incorporated under the laws of Nevada and having an office at Suite 300, 7251 W. Lake Mead Blvd., Las Vegas, NV, 89128

("FLPC")

AND:

NEW AMERICA ENERGY CORP., a corporation incorporated under the laws of Nevada and having an office at 5614C Burbank Road SE, Calgary, Alberta, T2H 1Z4, Canada

("NECA")

WHEREAS:

A.	Effective February 3, 2011, GeoXplor and NECA entered into an option agreement as attached hereto as Exhibit “A” (the “Option Agreement”); and

B.	Effective February 3, 2011, FLPC, GeoXplor and NECA entered into an assignment agreement as attached hereto as Exhibit “B” (the “Assignment Agreement”); and

C.
FLPC, GeoXplor and NECA wish to extend the terms of the Option Agreement and the Assignment Agreement for a period of 120 days  from the Effective Date of this Agreement (the “Extension Period”) and to make further provisions under this Agreement that will grant the right to GeoXplor to offer the properties as detailed in the Option Agreement and the Assignment Agreement to an independent  third party for option, purchase or such other transaction  as may be negotiated by GeoXplor during the time of the Extension Period.

NOW THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

SECTION 1. – EXTENSION

1.1	GeoXplor, hereby grants to NECA and FLPC an extension on the Option Agreement and the Assignment Agreement for a period not to exceed 120 days from May 31, 2011 unless further negotiated;

1.2           In consideration of the extension, GeoXplor shall have the right to offer the properties described more particularly in the Option Agreement and the Assignment Agreement to independent third parties should they determine it is in the best interests of GeoXplor to make such offer;

1.3           Should GeoXplor receive an acceptable offer for the properties from an independent third party then this Extension Agreement, the Option Agreement and the Assignment Agreement shall be null and void and GeoXplor shall have the right to enter into an agreement with an independent third party and FLPC and NECA shall have no further payment obligations and no further rights or interests in and to the properties

SECTION 2. - CONFIDENTIALITY

2.1           All matters concerning the execution and contents of this Agreement and the Property shall be treated as and kept confidential by the parties and there shall be no public release of any information concerning the Property, except as required by applicable securities laws, the rules of any stock exchange on which a party's shares are listed or other applicable laws or regulations, without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the parties are entitled to disclose confidential information to prospective investors or lenders, who shall be required to keep all such confidential information confidential.

SECTION 3 - GENERAL

3.1           Binding.  This Agreement inures to the benefit of and binds the parties and their respective successors and permitted assigns.

3.2           Further Assurances.  Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Agreement.

3.3           Amendment.  No amendment, supplement or restatement of any term of this Agreement is binding unless it is in writing and signed by all parties.

3.4           Notice.  Any notice or other communication required or permitted to be given under this Agreement must be in writing and shall be effectively given if delivered personally or by overnight courier or if sent by fax, addressed in the case of notice to GeoXplor, NECA, or FLPC, as the case may be, to its address set out on the first page of this Agreement. Any notice or other communication so given is deemed conclusively to have been given and received on the day of delivery when so personally delivered, on the day following the sending thereof by overnight courier.

3.5           Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same agreement.

3.6           Severability. If any term of this Agreement is or becomes illegal, invalid or unenforceable, that term shall not affect the legality, validity or enforceability of the remaining terms of this Agreement.

3.7           Schedules. The schedules referenced herein and attached to this Agreement, are incorporated into and form part of this Agreement.

3.8Time. Time is of the essence of this Agreement.

3.9           Governing Law. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Nevada.

3.10           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior arrangements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.

(END OF PAGE)

The parties hereto intending to be legally bound have executed this Agreement as of the date and year first written above.

GEOXPLOR CORP.

Per:/s/ Clive Ashworth
Authorized Signatory

FIRST LIBERTY POWER CORP.

Per:/s/ Donald Nicholson
Authorized Signatory

NEW AMERICA ENERGY CORP.

Per:/s/ Rick Walchuk
Authorized Signatory

SCHEDULE “A”

AGREEMENT

THIS AGREEMENT made as of February 3, 2011
AMONG:

GEOXPLOR CORP., a corporation incorporated under the laws of Nevada and having an office at 3655 West Anthem Way, Anthem, Arizona, 85086

("GeoXplor")

AND:

FIRST LIBERTY POWER CORP., a corporation incorporated under the laws of Nevada and having an office at Suite 300, 7251 W. Lake Mead Blvd., Las Vegas, NV, 89128

("FLPC")

AND:

NEW AMERICA ENERGY CORP., a corporation incorporated under the laws of Nevada and having an office at 5614C Burbank Road SE, Calgary, Alberta, T2H 1Z4, Canada

("NECA")

WHEREAS:

A.
GeoXplor and FLPC are parties to an option agreement dated December 24, 2009 (the “Original Property Agreement”) pursuant to which GeoXplor granted FLPC an option to acquire a 100% interest in certain unpatented mining claims in San Juan County, Utah, more particularly described in Exhibit “A” attached hereto (the “Property”);

B.
FLPC wishes to transfer its rights in the Original Property Agreement and the Property to NECA in accordance with the terms of this Agreement and to supersede the Original Property Agreement and substitute therefore a new agreement between GeoXplor and NECA in the form attached hereto as Exhibit “B” (the “Option Agreement”); and

C.
Subject to the completion of the obligations of NECA under this Agreement, GeoXplor and FLPC wish to cancel the Original Property Agreement with no further obligations to either party thereunder and substitute therefore the terms of the Option Agreement which will control the rights between the parties hereto.

NOW THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

SECTION 1. - INTERPRETATION 1.1 Definitions. In this Agreement:

(a)
"Mineral Exploration and Development Testing" shall include those activities that NECA, in its sole judgment and discretion, may deem advisable for the purpose of ascertaining any facts relating to the occurrence, nature and extent of Vanadium & Uranium and related Vanadium & Uranium compounds or mineralization in and under the Property and the metallurgical and physical properties of such minerals; including, but not limited to, surface trenching, excavations, geophysical and geochemical surveys, drilling, the sinking of shafts for bulk sampling, and further including the right to use the surface for access, to place and use facilities on the surface and to use water and other surface resources that may be useful or convenient in connection with such activities.  Mineral Exploration and Development Testing shall specifically include such testing as may be required for filings with any applicable stock exchange.

(b)
“Shares” means fully paid and non-assessable common shares in the capital of NECA, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

(c)	“Dollar(s)” or “$” shall mean currency of the United States.

SECTION 2. - REPRESENTATIONS AND WARRANTIES

2.1           NECA hereby represents and warrants to FLPC and GeoXplor that:

(a)	it is a corporation duly incorporated and organized and validly existing under the State of Nevada;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(i) its notice of articles or articles; or

(ii) any other agreement to which it is a party.

2.2           FLPC hereby represents and warrants to NECA and GeoXplor that:

(a)	it is a corporation duly incorporated and organized and validly existing under the State of Nevada;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(i) its notice of articles or articles; or

(ii) any other agreement to which it is a party.

(d)
FLPC represents and warrants to NECA that it is an “accredited” investor as that term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended, and acknowledges and agrees that the Shares will be issued in accordance with all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is FLPC’s responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

2.3           GeoXplor hereby represents and warrants to NECA and FLPC that:

(a)	it is a corporation duly incorporated and organized and validly existing under the State of Nevada;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(iii) its notice of articles or articles; or

(iv) any other agreement to which it is a party.

2.4           Each party's representations and warranties set out above will be relied on by the other party in entering into the Agreement and shall survive the execution and delivery of the Agreement. Each Party shall indemnify and hold harmless the other party for any loss, cost, expense, claim or damage, including legal fees and disbursements, suffered or incurred by the other party at any time as a result of any misrepresentation or breach of warranty arising under the Agreement.

SECTION 3. – GRANT AND PAYMENTS

3.1           FLPC, with the consent of GeoXplor, hereby grants to NECA the sole and exclusive option to acquire (subject to the paramount title of the United States) all of FLPC right, title and interest in the Property, and GeoXplor hereby grants to NECA those rights more particularly described in the Option Agreement.

3.2           In consideration of the transfer of the rights to the Option by FLPC, NECA will pay FLPC the following amounts:

(a) $10,000 on the execution of this Agreement;

(b) $33,333 within 120 days of the execution of this Agreement;

(c) $33,333 within 240 days of the execution of this Agreement; and

(d) $33,334 within 360 days of the execution of this Agreement.

3.3           As additional consideration, NECA shall (1) issue 500,000 shares of its common stock to FLPC (the “Shares”), subject to such conditions as may be imposed by the rules and regulations of the United States Securities and Exchange Commission, and shall deliver a certificate of such shares to FLPC within ________ days from and after the execution of this Agreement and (2) convey to FLPC a one-half of one percent (0.5%) Net Value Royalty, as defined in the attached Option Agreement, at such time as it completes its obligations under this Agreement and the Option Agreement.

3.4           NECA will have the right to terminate this Agreement at any time up to the date of the final payment by giving notice in writing of such termination to FLPC, and in the event of such termination, this Agreement and the Option Agreement will be of no further force and effect and the Original Agreement shall control the rights and obligations between FLPC and GeoXplor.

3.5           GeoXplor hereby waives its rights under Section 2(c)(3) of the Original Property Agreement; provided, however, if NECA does not complete its obligations under this Agreement and the Original Agreement controls as provided in Section 3.4, the provisions of Section 2(c)(3) and all other provisions of the Original Agreement shall apply.

SECTION 4. - CONFIDENTIALITY

4.1           All matters concerning the execution and contents of this Agreement and the Property shall be treated as and kept confidential by the parties and there shall be no public release of any information concerning the Property, except as required by applicable securities laws, the rules of any stock exchange on which a party's shares are listed or other applicable laws or regulations, without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the parties are entitled to disclose confidential information to prospective investors or lenders, who shall be required to keep all such confidential information confidential.

SECTION 5. - TERMINATION

5.1           In addition to any other termination provisions contained in this Agreement, this Agreement and the Option Agreement shall terminate if NECA should be in default in performing any requirement herein set forth and has failed to cure such default within 30 days after the receipt of a notice of default by GeoXplor.  If any default exists under the terms of the Original Agreement during the term of this Agreement, in addition to any notice provided by GeoXplor to FLPC, notice shall be provided to NECA.

SECTION 6 - OPERATOR

6.1During the term of this Agreement, GeoXplor shall be the operator for purposes of developing and executing exploration programs on the Property under budgets and plans of operation developed with the participation of NECA.

SECTION 7 - GENERAL

7.1           Assignment.  Any assignment of any rights under this Agreement, the Option Agreement or in the Property shall be effected by delivering notice to that effect to the other parties provided the assignee agrees in writing to be bound by the terms of this Agreement and the Option Agreement. No party shall be entitled to assign this Agreement or any rights hereunder in the Property without the prior written consent of the other party, such consent not to be unreasonably withheld. For greater certainty, nothing herein shall prevent any party from entering into any corporate reorganization, merger, amalgamation, takeover bid, plan of arrangement, or any other such corporate transaction which has the effect of, directly or indirectly, selling, assigning, transferring, or otherwise disposing of all or a part of the rights under this Agreement to a purchaser.

7.2           Binding.  This Agreement inures to the benefit of and binds the parties and their respective successors and permitted assigns.

7.3           Further Assurances.  Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Agreement.

7.4           Amendment.  No amendment, supplement or restatement of any term of this Agreement is binding unless it is in writing and signed by both parties.

7.5           Notice.  Any notice or other communication required or permitted to be given under this Agreement must be in writing and shall be effectively given if delivered personally or by overnight courier or if sent by fax, addressed in the case of notice to Aldrin, Ryanwood or Universal, as the case may be, to its address set out on the first page of this Agreement. Any notice or other communication so given is deemed conclusively to have been given and received on the day of delivery when so personally delivered, on the day following the sending thereof by overnight courier.

7.6           Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same agreement.

7.7           Severability. If any term of this Agreement is or becomes illegal, invalid or unenforceable, that term shall not affect the legality, validity or enforceability of the remaining terms of this Agreement.

7.8           Schedules. The schedules referenced herein and attached to this Agreement, are incorporated into and form part of this Agreement.

7.9Time. Time is of the essence of this Agreement.

7.10           Governing Law. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Nevada.

7.11           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior arrangements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.

(END OF PAGE)

The parties hereto intending to be legally bound have executed this Agreement as of the date and year first written above.

GEOXPLOR CORP.

Per:/s/ Clive Ashworth
Authorized Signatory

FIRST LIBERTY POWER CORP.

Per:/s/ Donald Nicholson
Authorized Signatory

NEW AMERICA ENERGY CORP.

Per:/s/ Rick Walchuk
Authorized Signatory

SCHEDULE B
OPTION AGREEMENT

BY THIS OPTION AGREEMENT

Effective as of February 3, 2011 (the “Effective Date”),

by and between GeoXplor CORP., a Nevada corporation, whose address is 3655 West Anthem Way, Anthem, Arizona 85086 (“GeoXplor”),

and

NEW AMERICA ENERGY CORP., a Nevada corporation whose address is 5614C Burbank Road SE, Calgary, Alberta, T2H 1Z4, Canada (“NECA”).

GeoXplor, in consideration of the agreements set forth herein, has granted certain rights to NECA under the following terms and conditions:

1.           Grant; Definitions

a.           Exploration License – GeoXplor hereby grants to NECA an exclusive license to enter upon the "Property" together with the right to conduct "Mineral Exploration" during a five-year evaluation and due diligence term.

b.           Definitions - The words and phrases used in this Agreement shall have the following meanings:

(1)           The "Property" shall include those certain unpatented mining claims situated in San Juan County, Utah, and more particularly described in Exhibit “A” attached hereto.

(2)           "Mineral Exploration and Development Testing" shall include those activities that NECA, in its sole judgment and discretion, may deem advisable for the purpose of ascertaining any facts relating to the occurrence, nature and extent of Vanadium & Uranium and related Vanadium & Uranium compounds or mineralization in and under the Property and the metallurgical and physical properties of such minerals; including, but not limited to, surface trenching, excavations, geophysical and geochemical surveys, drilling, the sinking of shafts for bulk sampling, and further including the right to use the surface for access, to place and use facilities on the surface and to use water and other surface resources that may be useful or convenient in connection with such activities.  Mineral Exploration and Development Testing shall specifically include such testing as may be required for filings with any applicable stock exchange.

(3)           “Shares” means fully paid and non-assessable common shares in the capital of NECA, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

(4)           “Dollar(s)” or “$” shall mean currency of the United States.

c.           Transfer of Title – Upon NECA’s completion of its obligations under subsections a and b of Section 2 and subsection f of Section 4, GeoXplor shall transfer title of the Property to NECA subject to (1) NECA’s concurrent transfer to GeoXplor of a royalty on the production of Vanadium & Uranium and other commercially viable minerals from the Property as described in subsection c(2) of Section 2 and Exhibit “B” of this Agreement and (2) a further agreement to pay an additional bonus as specified in subsection c of Section 2 of this Agreement.

2.           Consideration to GeoXplor

a.           Payments - NECA shall pay GeoXplor in consideration of the grant of the exploration license and other rights granted under this Agreement the following:

(1)           February 28, 2011                                                                                 $50,000.00

(2)           May 31, 2011                                                                                         $50,000.00

                (3)           1st year anniversary of the Effective Date                                                                           $100,000.00

(4)           2nd year anniversary of the Effective Date                                                                           $100,000.00

(5)           3rd year anniversary of the Effective Date                                                                           $100,000.00

(6)           4th year anniversary of the Effective Date                                                                           $100,000.00

b.           Stock Transfer – As additional consideration, the Purchase Price shall include the issuance of 1,250,000 Shares, subject to such conditions as may be imposed by the rules and regulations of the United States Securities and Exchange Commission, as follows:

(1)           Five Hundred Thousand (500,000) Shares on execution of this Agreement;

(2)           Two Hundred Fifty Thousand (250,000) Shares on or before the date one year from the Effective Date of this Agreement; and

(3)           Two Hundred Fifty Thousand (250,000) Shares on or before the date two years from the Effective Date of this Agreement.

(4)           Two Hundred Fifty Thousand (250,000) Shares on or before the date three years from the Effective Date of this Agreement;

provided, further, that NECA undertakes the obligation to perform any filings or other actions required to timely complete the stock transfers specified above.

c.           Conditions for Transfer of Title and Subsequent Limitations –

(1)           At such time as the NECA has completed the payments and stock transfers specified in subsections a and b of this Section 3, and has completed the expenditures for Work specified in subsection f of Section 4, the Property shall be transferred to NECA by Quitclaim Deed.

(2)           Concurrently with the transfer of title to NECA, NECA shall convey a “Net Value Royalty” on production of Vanadium & Uranium and other minerals from the Property measured by three percent (3.0%) of the gross proceeds received by the NECA from the sale or other disposition of Vanadium & Uranium or other Vanadium & Uranium compounds less (i) transportation of the product from the place of treatment to the purchaser, (ii) all handling and insurance charges associated with the transportation, and (iii) any taxes associated with the sale or disposition of the product (excluding any income taxes of NECA).  The Net Value Royalty shall be divided between GeoXplor and First Liberty Power Corp. (the transferor of rights in the Property under a prior Agreement), two and one-half percent (2.5%) to GeoXplor and one-half percent (0.5%) to First Liberty Power Corp.  NECA shall have the further right to purchase up to two percent (2%) of the Net Value Royalty from GeoXplor, in whole percentage points, for One Million Dollars ($1,000,000) for each one percent (1%).

(3)           If NECA, its assignee or a joint venture including NECA, (i) delivers to its Board of Directors or applicable other management a feasibility study recommending mining of Vanadium & Uranium carbonate or other Vanadium & Uranium compound from the Property and such Board of management authorizes implementation of a mining plan, or (ii) sells, options, assigns, disposes or otherwise alienates all or a portion of its interest in the Property, NECA shall pay GeoXplor an additional bonus of Five Hundred Thousand Dollars ($500,000) in cash or shares of NECA.  The election to obtain cash or shares of NECA shall be at the sole election of GeoXplor.

d.           Method of Making Payments - All payments required under this Agreement may be mailed or delivered to GeoXplor's address or to any single depository as GeoXplor may instruct.  Upon making payment to the authorized agent or depository, NECA shall be relieved of any responsibility for the distribution of such payment to GeoXplor.  The delivery or the deposit in the mail of any payment hereunder on or before the due date thereof shall be deemed timely payment hereunder.

3.           Inspection

Both GeoXplor or NECA (or their respective agents), may enter upon the Property or processing facilities to inspect the same at such times and upon such notice to the other party as shall not unreasonably or unnecessarily hinder or interrupt the operations of NECA.  At such time as a royalty is conveyed to GeoXplor, the royalty document shall include a right of inspection of the Property and the books and records used for the calculation of royalty and the right to audit on an annual basis.

4.           Obligations of NECA

a.           Conduct of Operations – All work performed on the Property by NECA pursuant its rights under this Agreement or by GeoXplor pursuant to its activities as the operator to implement Work authorized by NECA, shall be done in a good and workmanlike manner and in compliance with all state or federal laws and regulations governing such operations.

b.           Protection from Liens – NECA shall pay all expenses incurred or authorized by it in its activities on the Property and shall allow no liens arising from any act of NECA to remain upon the Property; provided, however, that NECA shall not be required to remove any such lien as long as NECA is contesting in good faith the validity or amount thereof.

c.           Indemnity – NECA shall indemnify GeoXplor against and hold GeoXplor harmless from any suit, claim, judgment or demand whatsoever arising out of negligence on the part of NECA in the exercise of any of its rights pursuant to this Agreement, provided that if GeoXplor or any person or instrumentality acting on GeoXplor's behalf shall have been a contributing cause to the event giving rise to such suit, claim, demand or judgment, NECA 's obligation to indemnify GeoXplor shall not exceed NECA 's liability under the laws applicable to the event giving rise to such suit, claim, demand or judgment.  Likewise, GeoXplor shall similarly indemnify NECA from claims arising out of its negligence in the conduct of its activities as operator to implement Work authorized by NECA.

d.           Payment of Taxes – NECA shall pay all taxes levied against the Property and any improvements on the Property.  NECA shall have the right to contest, in the courts or otherwise, the validity or amount of any taxes or assessments, before it shall be required to pay the same.  If this Agreement is terminated or otherwise expires, any taxes that are NECA's responsibility shall be prorated for the calendar year of expiration or termination as of the date NECA has removed its equipment, facilities and improvements from the Property.

e.           Maintenance – NECA shall timely pay and make the appropriate record of the payment of the claim maintenance fee or any other fee required under state or federal law to maintain the unpatented mining claims included within the Property for each assessment year during which this Agreement continues in force beyond September 1 of the applicable assessment year.

f.           Work Commitment – Before the expiration of four (4) years from the Effective Date, NECA shall expend not less than One Million Dollars ($1,000,000) in Mineral Exploration and Development Testing ("Work").  The Work shall be scheduled to expend not less than One Hundred Fifty Thousand Dollars ($150,000) during the first year, Two Hundred Thousand Dollars ($200,000) during the second year, Three Hundred Fifty Thousand Dollars ($350,000) during the third year, Five Hundred Thousand Dollars ($500,000) during the fourth year, nothing during the fifth year, and Production during the sixth year. The nature, place and conduct of such Work shall be at the sole discretion of NECA and the amount of the expenditures shall be determined by the direct cost to NECA of Work performed.  GeoXplor shall undertake to perform such Work as directed by NECA under Work plans provided to GeoXplor on a periodic or as needed basis.  NECA’s performance of Work shall otherwise conform to the Work plan and shall conform to industry standards.  Any expenditure in excess of the amount required for any annual period shall be applicable against expenditures required for the succeeding year or years.

5.         Title Matters

a.           Representations and Warranties Related to the Property – GeoXplor represents and warrants to NECA that:  (1) the unpatented mining claims constituting the Property have been located and appropriate record made thereof in compliance with the laws of the United States and the laws of the State of Nevada, (2) the claim maintenance fees have been paid for the year beginning on September 1 prior to the effective date of this Agreement and appropriate record made thereof; (3) there is no claim of adverse mineral rights affecting the Property, (4) subject to the paramount interest of the United States, GeoXplor controls the full undivided possessory title to the Property, and (5) GeoXplor's possessory right to the Property is free and clear of all liens and encumbrances.

b.           Joint Representations – NECA and GeoXplor jointly represent and warrant that each company: (1) have the full right, power and capacity to enter into this Agreement upon the terms set forth herein, (2) is incorporated, organized and in good standing under the laws of the state of its incorporation and is qualified to do business and is in good standing in the State of Nevada; (3) has obtained all necessary corporate and shareholder approvals and no further action on the part of its directors or shareholders is necessary or desirable to make this Agreement valid and binding; and (4) neither the execution and delivery of this Agreement nor any of the agreement referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with any agreement to which it is a party and by which it is currently bound.

c.           Title Documents; Data – Upon written request of NECA at any time during the term hereof, GeoXplor shall promptly deliver to NECA copies of all title documents affecting the Property that GeoXplor has in its possession.  If GeoXplor is in possession or knows the whereabouts of technical data concerning the mineral estate of the Property, GeoXplor shall, at NECA’s expense, furnish copies of such materials to NECA or notify NECA of the location of such information.

d.           Title Defects, Defense and Protection – NECA has, during its initial due diligence examination of the Property prior to the Effective Date, examined and approved GeoXplor’s title to the Property.  If title to any of the Property is contested or questioned by any person, entity or governmental agency GeoXplor and NECA shall undertake such actions as may be required to perfect, defend or initiate litigation to protect such title.  In that event, all costs of such action shall be paid by NECA and shall be a credit toward the Work obligations of subsection f of Section 4.
e.           Amendment and Relocation of Mining Claims – NECA shall have the right, upon prior consultation with GeoXplor, to amend or relocate the unpatented claims which are subject to this Agreement.  The location notices of any such amended or related claims shall be approved by GeoXplor.

f.           Change of Law – If the law of the United States concerning acquisition of mineral rights on federally managed lands is repealed, amended, or new legislation is enacted, NECA shall have the right, at its expense, to take whatever action it deems appropriate to preserve a right to explore for, develop, and mine minerals from the Property.  If NECA elects to take any action under the terms of this subsection, it shall first notify GeoXplor in writing setting forth the nature of the proposed action and an explanation thereof.  GeoXplor agrees to cooperate with NECA and execute whatever documents are deemed necessary by NECA to accomplish such action.  Nothing in this subsection shall impose any obligation upon NECA to take any action, or diminish the right of GeoXplor to take action it deems appropriate; provided, however, that if GeoXplor chooses to take any action, it will first inform NECA of the nature of such contemplated action.

g.           General – Nothing herein contained and no notice or action which may be taken under this Section 5 shall limit or detract from NECA 's right to terminate this Agreement in the manner hereinafter provided.

6.           Termination; Removal of Property; Data

a.           Termination by GeoXplor – If NECA defaults in the performance of its obligations specified in this Agreement, GeoXplor shall give NECA written notice specifying the default.  If the default is not cured within thirty (30) days after NECA has received the notice, or if NECA has not within that time begun action to cure the default and does not thereafter diligently prosecute such action to completion, GeoXplor may terminate this Agreement by delivering to NECA written notice of such termination.  GeoXplor's right to terminate this Agreement shall be its sole remedy for any failure to make payments required under Section 2.  If NECA in good faith disputes the existence of a default, NECA shall initiate appropriate action in a court of competent jurisdiction within the 30-day period and the time to cure shall run from the date of a final determination that a default exists.  GeoXplor shall have no right to terminate this Agreement except as set forth in this subsection a of Section 6.

b.           Termination by NECA – NECA shall have the right to terminate this Agreement at any time by written notice from NECA to GeoXplor.

c.           Termination of GeoXplor as Operator – If GeoXplor defaults in the performance of its duties and obligations to perform plans for the performance of Work as specified in subsection f of Section 4 of this Agreement, NECA shall give GeoXplor written notice specifying the default and the same provisions specified in subsection a of this Section 6 shall apply.  If the default is not cured, or other appropriate action taken, GeoXplor’s designation as operator shall terminate.  The termination of GeoXplor as operator shall not release the NECA from its obligation to complete the expenditures of Work required under subsection f of Section 4.

d.           Effect of Termination – From and after the date of termination of this Agreement by either party, all right, title and interest of the parties under this Agreement shall terminate, and neither party shall be required to make further payments or perform any further obligations hereunder concerning the Property, except payments and obligations, the commitment to pay or the due dates for the payment or performance of which occur prior to the termination date.

e.           Removal of Property – Upon any termination or expiration of this Agreement, NECA shall have a period of three (3) months from and after the effective date of termination within which it may elect to remove from the Property all of its machinery, buildings, structures, facilities, equipment and other property of every nature and description erected, placed or situated thereon, except supports placed in shafts, drifts or openings in the Property.  Failure of NECA to so remove the same shall constitute an abandonment by NECA to GeoXplor of the same; provided, however, that NECA may still be required to remove such property upon notice from GeoXplor at any time during the three-month period and thirty (30) days thereafter.

f.           Delivery of Data – If this Agreement is terminated, upon written request given by GeoXplor within thirty (30) days of said termination, NECA shall, within a reasonable time, furnish GeoXplor copies of all available noninterpretive exploration, development and mining data pertaining to the Property prepared by or for NECA.

g.           Relinquishment of Record - If this Agreement is terminated or otherwise expires, NECA shall provide GeoXplor with a recordable document sufficient to provide notice that NECA no longer asserts rights to the Property under this Agreement.

7.           Share Matters

GeoXplor represents and warrants to NECA that it is an “accredited” investor as that term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended, and acknowledges and agrees that the Shares will be issued in accordance with all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is GeoXplor’s responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

8.           Notices

Any notice or communication required or permitted hereunder shall be effective when personally delivered or deposited, postage prepaid, certified or registered, in the United States mail to the addresses specified above.  Either party may, by notice to the other given as aforesaid, change its mailing address for future notices.

9.           Confidentiality

Each of the parties agrees that all information obtained under the terms of this Agreement will not be publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or with prior written consent of the other party, such consent not to be unreasonably withheld.

10.           Binding Effect; Assignment

This Agreement shall not be assigned by NECA except to a wholly owned subsidiary, in which case the NECA shall guarantee the performance of the assignee.  GeoXplor may assign all or any portion of its right to the royalty provided hereunder.

11.           Force Majeure

If NECA is delayed or interrupted in or prevented from exercising its rights or performing its obligations, as herein provided, by reasons of "force majeure," then, and in all such cases, NECA shall be excused, without liability, from performance of its obligations set forth in this Agreement (except as to obligations to pay money as set forth in Sections 2 and 4), but the provisions shall again come into full force and effect upon the termination of the period of delay, prevention, disability or condition.  "Force majeure" includes all disabilities arising from causes beyond the reasonable control of NECA; including, without limitation, acts of God, accidents, fires, damages to facilities, labor troubles, unavailability of fuels, supplies and equipment, orders or requirements of courts or government agencies, or the inability to obtain environmental clearance or operating permits that may be required by governmental authorities.  If a condition of force majeure is declared, the due dates for any performance (excluding time for payment of monies) hereunder shall be extended for the period of the disability.

12.           Memorandum

The parties to this Agreement agree to execute and record a Memorandum of this Agreement in a form sufficient to constitute record notice to third parties of the rights granted hereunder, which may be recorded in the official records of San Juan County, Utah.

13.           Construction

a.           Governing Law - This Agreement shall be construed by the internal laws but not the laws of conflict of the State of Nevada.

b.           Headings - The headings used in this Agreement are for convenience only and shall not be deemed to be a part of this Agreement for purposes of construction.

c.           Entire Agreement - All of the agreements and understandings of the parties with reference to the Property are embodied in this Agreement, and this Agreement supersedes all prior agreements or understandings between the parties.

d.           No Implied Covenants – It is expressly agreed that no implied covenant or condition whatsoever shall be read into this Agreement relating to any time frame as the measure of diligence for any operations of NECA hereunder.

14.           Further Assurances

The parties agree to perform all acts and execute all documents that may be necessary to carry out the spirit and intent of this Agreement.

SIGNED, effective as of the date recited above.

GeoXplor CORP.                                                                              NEW AMERICA ENERGY CORP.

By: /s/ Clive Ashworth                                           By /s/ Rick Walchuk
Authorized Signatory                                                                           Authorized Signatory

Exhibit “A”
Property Description

The “Property” subject to the forgoing Agreement consists of the following unpatented lode mining claims situated in San Juan County, Utah, the names of which, the serial number assigned by the Utah State Office of the Bureau of Land Management, the situs of the claims on the ground according to the public land survey system and the place of record of the location notice thereof in the official records of San Juan County, are as follows:

Claim Name	BLM Serial No.	Township	Range	Section	County Record
FM 1	UMC 378055	28 South	25 East	25
FM 2	UMC 378056	28 South	25 East	25
FM 3	UMC 378057	28 South	25 East	25
FM 4	UMC 378058	28 South	25 East	25
FM 5	UMC 378059	28 South	25 East	25
FM 6	UMC 378060	28 South	25 East	25
FM 7	UMC 378061	28 South	25 East	25
FM 8	UMC 378062	28 South	25 East	25
FM 9	UMC 378063	28 South	25 East	25
FM 10	UMC 378064	28 South	25 East	25
FM11	UMC 378065	28 South	25 East	25
FM12	UMC 378066	28 South	25 East	25
FM 13	UMC 378067	28 South	25 East	25
FM 15	UMC 378069	28 South	25 East	25
FM 17	UMC 378071	28 South	25 East	25
FM 19	UMC 378073	28 South	25 East	25
FM 21	UMC 378075	28 South	25 East	25
FM 23	UMC 378077	28 South	25 East	25
FM 25	UMC 378079	28 South	25 East	25

FIRE 14	UMC 380829	28 South	25 East	25
FIRE 16	UMC 380830	28 South	25 East	25
FIRE 18	UMC 380831	28 South	25 East	25
FIRE 20	UMC 380832	28 South	25 East	25
FIRE 22	UMC 380833	28 South	25 East	25
FIRE 24	UMC 380834	28 South	25 East	25
FIRE 26	UMC 380835	28 South	25 East	25
FIRE 40	UMC 381077	28 South	25 East	25

FP 2	UMC 391722	28 South	25 East	25
FP 3	UMC391723	28 South	25 East	25
FP 4	UMC 391724	28 South	25 East	25
FP 6	UMC 391725	28 South	25 East	25
FP 8	UMC 391726	28 South	25 East	25

Claim Name	BLM Serial No.	Township	Range	Section	County Record

FM 59	UMC 386212	28 South	25 East	26
FM 60	UMC 386213	28 South	25 East	26
FM 61	UMC386214	28 South	25 East	26
FM 62	UMC 386215	28 South	25 East	26
FM 63	UMC 386216	28 South	25 East	26
FM 64	UMC 386217	28 South	25 East	26
FM 65	UMC 386218	28 South	25 East	26
FM 67	UMC 391170	28 South	25 East	26
FM 69	UMC 391171	28 South	25 East	26
FM 71	UMC 391172	28 South	25 East	26
FM 73	UMC 391173	28 South	25 East	26
FM 75	UMC 391174	28 South	25 East	26
FM 77	UMC 391175	28 South	25 East	26
FM 79	UMC 391176	28 South	25 East	26
FM 81	UMC 391177	28 South	25 East	26
FM 66	UMC 386219	28 South	25 East	23
FM 68	UMC 386221	28 South	25 East	23
FM 70	UMC 386223	28 South	25 East	23
FM 72	UMC 386225	28 South	25 East	23
FM 74	UMC 386227	28 South	25 East	23
FM 76	UMC 386229	28 South	25 East	23
FM 78	UMC 386231	28 South	25 East	23
FM 80	UMC 386233	28 South	25 East	23
FM 82	UMC 391178	28 South	25 East	23

UV 1	UMC 409924	28 South	25 East	23
UV 7	UMC 409930	28 South	25 East	23
UV 8	UMC 409931	28 South	25 East	23
UV 9	UMC 409932	28 South	25 East	23
UV10	UMC409933	28 South	25 East	23
UV 11	UMC409934	28 South	25 East	23
UV 12	UMC 409935	28 South	25 East	23
UV 13	UMC 409936	28 South	25 East	23
UV 14	UMC 409937	28 South	25 East	23
UV15	UMC 409938	28 South	25 East	26
UV 16	UMC 409939	28 South	25 East	26
UV 17	UMC 409940	28 South	25 East	26
UV 18	UMC 409941	28 South	25 East	26
UV 19	UMC 409942	28 South	25 East	26
UV 20	UMC 409943	28 South	25 East	26
UV 21	UMC 409944	28 South	25 East	26

Claim Name	BLM Serial No.	Township	Range	Section	County Record

FP 67	UMC 391728	28 South	25 East	24
FP 69	UMC 391729	28 South	25 East	24
FP 71	UMC 391730	28 South	25 East	24
FP 73	UMC 391731	28 South	25 East	24
FP 75	UMC 391732	28 South	25 East	24
FP 77	UMC 391733	28 South	25 East	24
FP 79	UMC 391734	28 South	25 East	24
FP 81	UMC 391735	28 South	25 East	24
FP 83	UMC 391736	28 South	25 East	24
FP 85	UMC 391737	28 South	25 East	24

Exhibit “B”
(Royalty Provisions)

If the Property is conveyed to New America Energy Corp. (“NECA”), under the terms of the foregoing Purchase Agreement, NECA shall convey to GeoXplor Corp. (“GeoXplor”) and First Liberty Power Corp. (FLPC) (collectively the “Royalty Holders”), a “Royalty” on the Net Value of Vanadium & Uranium or other Vanadium & Uranium compounds or products (“Minerals”), as defined in the foregoing Purchase Agreement, which Royalty conveyance shall include the following terms and conditions:

1.           Payment of Royalty

a.           Frequency of Payment of Royalty.  Royalty shall be due and payable within thirty (30) business days after the sale proceeds are received from any purchaser of Mineral produced from the Property.

b.           Method of Making Payments.  All payments required hereunder may be mailed or delivered to any single depository as GeoXplor may instruct.  If the party paying the Royalty (the “Payor”) makes a payment or payments on account of the Royalty in accordance with the provision of this Exhibit “B,” it will have no further responsibility for distribution of the Royalty.  All charges of the agent, trustee or depository will be borne solely by the party (ies) receiving payments of Royalty.  The delivery or the deposit in the mail of any payment hereunder on or before the due date thereof shall be deemed timely payment hereunder.

2.           Records and Reports

a.           Records, Inspection and Audit. Within one hundred and forty (140) days following the end of each calendar year, commencing with the year in which the Property (or any portion thereof) is brought into commercial production (not inclusive of any bulk sampling programs or pilot plant or test operations), the Payor shall deliver to GeoXplor a statement of the Royalty paid for said calendar year.  GeoXplor (or its designated agent) shall have the right within a period of ninety (90) days from receipt of such statement to inspect the Payor’s books and records relating thereto and to conduct an independent audit of such books and records at its own cost and expense.

b.           Objections.  If GeoXplor does not request an inspection of the Payor’s books and records during the ninety (90) day period referred to in the preceding paragraph, all payments of Royalty for the annual period will be considered final and in full satisfaction of all obligations of the payor with respect thereto.  If GeoXplor elects to question any calculation of Royalty, GeoXplor shall deliver to the Payor a written notice (the “Objection Notice”) within ninety (90) days after receipt by GeoXplor of the final statement.  If such audit determines that there has been a deficiency or an excess in the payment made to GeoXplor, such deficiency or excess will be resolved by adjusting the next payment or due hereunder.  GeoXplor will pay all the costs and expenses of such audit unless a deficiency of five percent (5%) or more of the amount due is determined to exist.  The Payor will pay the costs and expenses of such audit if a deficiency of five percent (5%) or more of the amount due is determined to exist.  All books and records used and kept by the Payor to calculate the Royalty due hereunder will be kept in accordance with generally accepted accounting principles.

c.           Evidence of Maintenance of the Claims.  The Payor shall deliver to GeoXplor, not later than the date two weeks prior to the date for the payment of annual claim maintenance fees for the Property, evidence that the fee has been timely paid.

d.           Agent.  For purposes of exercising any rights under Sections 1 and 2 of these royalty provisions, GeoXplor (or its designated successor) shall be the agent of the Royalty Holders.

3.           Inurement

The Royalty shall run with the land and be binding on all subsequent owners of the Property, including any amendments, relocations, patents of the same or additional or alternative rights to mine as may be acquired for the same land included within the Property as a result of any changes in the mineral laws of the United States.

4.           Assignments by Royalty Holders

Any Royalty Holder may transfer, pledge, mortgage, charge or otherwise encumber all or any part of its rights, title and interest in and to its Royalty; provided, however, that the Payor shall be under no obligation to make its payments hereunder to such assignee, transferee, pledge or other third party until the Payor’s receipt of notice concerning the assignment or transfer.